                                                                   EXHIBIT 99.10

KPMG LLP
4200 Wells Fargo Center
90 South Seventh Street
Minneapolis, MN 55402



            Consent of Independent Registered Public Accounting Firm



The Board of Directors and Stockholder of
Minnesota Life Insurance Company and
Contract Owners of Variable Annuity Account:



We consent to the use of our report dated March 13, 2006 on the consolidated financial statements of Minnesota Life Insurance Company and subsidiaries and our report dated March 24, 2006 on the financial statements of Variable Annuity Account included herein and to the reference to our Firm under the heading "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in Part B of the Registration Statement.

Our report dated March 13, 2006 on the consolidated financial statements of Minnesota Life Insurance Company and subsidiaries refers to the adoption, effective January 1, 2004, of Statement of Position 03-1, ACCOUNTING AND REPORTING BY INSURANCE ENTERPRISES FOR CERTAIN NONTRADITIONAL LONG-DURATION CONTRACTS AND FOR SEPARATE ACCOUNTS.



                                                /s/ KPMG LLP
                                                KPMG LLP


Minneapolis, Minnesota
August 2, 2006